UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

WEBSIDESTORY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0072173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 546-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreements.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry Into Material Definitive Agreements.

     (a)      Amendment to Director Compensation Policy. On April 20, 2005, the board of directors (the “Board”) of WebSideStory, Inc. (the “Company”) amended the Company’s non-employee director compensation policy (the “Director Compensation Policy”) to provide for additional equity incentives to the non-employee director serving as the chairman of the audit committee of the Board to compensate such director for such services. Pursuant to the amended Director Compensation Policy, James R. Glynn, the current chairman of the audit committee of the Board, received a non-qualified stock option to purchase 20,000 shares of the Company’s common stock on April 20, 2005. In addition, pursuant to the amended Director Compensation Policy, the Company will grant an option to purchase 20,000 shares of the Company’s common stock to each non-employee director who first becomes the chairman of the audit committee of the Board on the date that person becomes chairman of the audit committee. Furthermore, once any chairman of the audit committee of the Board is fully vested in his or her outstanding option grant, he or she will be automatically granted a new option to purchase 20,000 shares of our common stock on the first day after his or her existing options become fully vested, provided he or she continues to serve as the chairman of the audit committee of the Board on such date (unless the vesting of such options is accelerated in connection with a change of control or another non-recurring transaction, in which case no additional options will be granted to such non-employee director pursuant to the Director Compensation Policy). The grants to the chairman of the audit committee of the Board described above will be in addition to any other grants such person may be eligible to receive for his or her service as a non-employee director pursuant to the Director Compensation Policy.

     The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the amended Director Compensation Policy, which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     (b)      Payment of Bonuses to Executive Officers for Fiscal 2004. On January 27, 2005, the compensation committee (the “Committee”) of the Board approved cash bonus payments for the 2004 fiscal year to be paid to the Company’s executive officers pursuant to the Company’s 2004 bonus plan. The Company’s executive officers were eligible to receive bonuses if certain corporate performance goals were achieved during fiscal 2004. Bonus payments were based on the Committee’s evaluation of the Company’s achievement of the corporate performance goals for 2004, which goals were previously established by the Committee in January 2004. These performance goals included the achievement of performance targets with respect to the Company’s revenue, pro-forma net income, and bookings.

     The total bonuses awarded in 2005 to each executive officer for 2004 were as follows:

		Amount of
Name	Title	Bonus

Jeffrey W. Lunsford	President, Chief Executive Officer and Chairman	$200,000

Thomas D. Willardson	Chief Financial Officer	$30,000

Rand Schulman	Chief Marketing Officer	$29,400

Christopher Reid	Senior Vice President, Sales	$64,071

Jim Van Baalen	Chief Technical Officer	$42,000

Daniel Guilloux	General Manager, European Operations	$49,683

Michael S. Christian	General Counsel and Secretary	$42,000

     (c)      Adoption of Criteria for Bonuses Payable to Executive Officers for Fiscal 2005. On January 27, 2005, the Committee approved the Company’s 2005 bonus plan (the “2005 Bonus Plan”). The Company’s executive officers are eligible to receive bonuses pursuant to the 2005 Bonus Plan if certain corporate performance goals are achieved during fiscal 2005. A bonus pool for the Company’s executive officers will be established under the 2005 bonus plan based on the achievement of these performance goals. The size of the bonus pool and the bonus payments to executives will be based on the Committee’s evaluation of the Company’s achievement of the corporate performance goals for 2005 established by the Committee, which include the achievement of performance targets with respect to the Company’s revenue, pro forma net income, and bookings.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 20, 2005, the Board appointed William H. Harris, Jr. to the Board, increasing the size of the Board to seven members. Mr. Harris will serve as a Class II director of the Company, serving until the 2006 annual meeting of stockholders. Mr. Harris will also serve on the compensation committee of the Board, replacing James R. Glynn. This appointment by the Board was based on the recommendation of its nominating/corporate governance committee. A copy of the press release announcing Mr. Harris’s appointment is filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     In connection with Mr. Harris’s appointment to the Board, he was granted options to purchase 35,000 shares of the Company’s common stock under the Company’s 2004 equity incentive award plan pursuant to the Director Compensation Policy. The stock options were granted pursuant to the form of stock option agreement previously filed by the Company as an exhibit to the Company’s registration statement on Form S-8 (Registration No. 333-119350) filed with the Securities and Exchange Commission on September 28, 2004, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired — Not Applicable

(b) Pro Forma Financial Information — Not Applicable

(c) Exhibits

Exhibit No.	Description

10.1	Amended Director Compensation Policy.
99.1	Press release dated April 20, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: April 21, 2005	By:	/s/ Thomas D. Willardson
Thomas D. Willardson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended Director Compensation Policy.
99.1	Press release dated April 20, 2005.